UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 6, 2014

Date of Report (Date of earliest event reported)

SILVER SPRING NETWORKS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35828	43-1966972
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

555 Broadway Street, Redwood City, California	94063
(Address of principal executive offices)	(Zip Code)

(650) 839-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 6, 2014, the jury in a patent infringement case in the United States District Court of the Eastern District of Texas, Tyler Division, returned a verdict against us in the amount of $18.8 million. In July 2011, EON Corp. IP Holdings, LLC (“EON”) filed suit against us and a number of smart grid providers. The lawsuit alleges infringement of United States Patent Nos. 5,388,101, 5,481,546 and 5,592,491 by certain networking technology and services that we provide. The jury determined that we had infringed certain claims but that we did not infringe others and awarded monetary damages. The court ruled that there was insufficient evidence to support EON’s allegation of willful infringement and granted our motion to dismiss that claim. EON’s patent claims asserted against us were found to be not invalid. We believe the facts and the law do not support the jury’s findings and we will seek to overturn the verdict in post-trial motions with the District Court. If necessary, we will seek to overturn the verdict and any resulting judgment through the appeals process. All of the patents are expired and therefore plaintiff is not seeking, and there is no possibility that plaintiff may recover, any additional sums as royalties for our sales of products going forward. We do not expect the verdict to impact our ability to conduct our business or to have any impact on future revenues.

As of March 31, 2014, we had not accrued any liability in our financial statements for this lawsuit. In assessing the impact of this jury verdict on our financial statements, we will review the verdict, evaluate the post-trial motions, and evaluate the likelihood of a successful appeal. However, we expect that any amount that we may accrue for this lawsuit will not affect our non-GAAP operating income (loss) and non-GAAP net income (loss), as per our policy, both of these non-GAAP measures exclude, among other things, expenses related to legal settlements and judgments.

Forward-Looking Statements

This report contains forward-looking statements that involve risks and uncertainties, including statements regarding our expectations concerning any impact to our business or future revenues; our belief that the facts and the law do not support the jury’s findings of infringement, validity and the award of damages; and our intention to challenge the judgment through all appropriate processes. The forward-looking statements contained in this report are subject to risks and uncertainties, which may cause the actual outcomes or results to vary from those indicated by the forward-looking statements. These risks and uncertainties include any adverse outcomes of any motions or appeals against us, and other risks and uncertainties, including those more fully described in our latest Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, and other factors detailed from time to time in our filings with the SEC. We undertake no obligation to revise or update publicly any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER SPRING NETWORKS, INC.

Date: June 9, 2014	By:	/s/ Richard S. Arnold, Jr.
	Name:	Richard S. Arnold, Jr.
	Title:	General Counsel and Secretary